Exhibit 99.1
For Immediate Release:
FELCOR HITS HIGH GUIDANCE AND INCREASES COMMON DIVIDEND
          IRVING, Texas...November 6, 2006 - FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest hotel real estate investment trusts (REITs), today reported operating results for the third quarter and nine months ended September 30, 2006.
Third Quarter Results:
•	Adjusted Funds From Operations (“FFO”) was $29.8 million, a $6.7 million increase from the prior year period. Adjusted FFO per share increased to $0.47, compared to $0.37 in the prior year quarter, an increase of 27 percent.

•	Hotel Earnings Before Interest, Taxes, Depreciation and Amortization (“Hotel EBITDA”) increased to $81.1 million, compared to $70.9 million in the prior year quarter, an increase of 14.4 percent. Hotel EBITDA margin was 28.5 percent, representing a 200 basis point improvement to the prior year.

•	Revenue Per Available Room (“RevPAR”) increased 6.0 percent, compared to the same period in 2005. Average Daily Rate (“ADR”) increased 8.5 percent.

•	Displacement as a result of major renovations caused reductions to RevPAR (approximately 1 percent) and Adjusted EBITDA (approximately $2.3 million), which negatively affected Hotel EBITDA margin by approximately 50 basis points.

•	Same-Store EBITDA increased by $8.3 million, to $70.7 million, or 13.3 percent to prior year. Adjusted EBITDA (including sold hotels) increased $2.8 million, to $72.5 million, or 4.0 percent to prior year.

•	Net income was $20.1 million for third quarter 2006, an $8.8 million increase over the same period in 2005. Net income applicable to common stockholders was $10.4 million, or $0.17 per share, compared to a net income applicable to common stockholders of $0.1 million in the third quarter of 2005.

•	Based on the strong operating results, we have increased our quarterly common dividend by $0.05 to $0.25 per share, effective the fourth quarter 2006.
Nine Month Results:
•	Adjusted FFO was $103.9 million, a $31.2 million increase from the prior year period. Adjusted FFO per share increased to $1.65, compared to $1.16 in the prior year period, an increase of 42 percent.

•	Hotel EBITDA increased to $253.1 million, compared to $212.8 million in the prior year period, an increase of 18.9 percent. Hotel EBITDA margin was 29.2 percent, representing a 228 basis point improvement to the prior year.

•	RevPAR increased 9.3 percent, compared to the same period in 2005. ADR increased 8.5 percent.

•	Displacement as a result of major renovations caused reductions to RevPAR (approximately 1 percent) and Adjusted EBITDA (approximately $5.2 million), which negatively affected Hotel EBITDA margin by approximately 40 basis points.

•	Same-Store EBITDA increased by $36.0 million, to $222.2 million, or 19.3 percent to prior year. Adjusted EBITDA (including sold hotels) increased $19.9 million, to $232.2 million, or 9.4 percent to prior year.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

•	Net income was $40.1 million compared to $13.6 million for the nine month period in 2005. Net income applicable to common stockholders was $11.0 million, or $0.18 per share, compared to a net loss applicable to common stockholders of $22.7 million, or $0.38 per share, in 2005.
          Net gains on sale of assets aggregating $17.6 million and $14.8 million for the quarter and nine months respectively, and expenses, net of minority interest, related to the early retirement of debt, aggregating $0.2 million and $1.5 million and impairment charges on non-strategic hotels aggregating $5.9 million and $14.2 million, for the quarter and nine months, respectively, were excluded from Adjusted EBITDA and Adjusted FFO.
Third Quarter Highlights:
          RevPAR growth continues across the portfolio with softer RevPAR growth in markets that benefited from temporary demand from last year’s hurricanes and markets with renovation displacement. RevPAR declined 39.8 percent in New Orleans which impacted our portfolio RevPAR by 70 basis points. RevPAR growth was very strong in the majority of our largest markets, including all of our Northeast, California, Chicago and Dallas markets. The RevPAR growth is attributable to an 8.5 percent increase in ADR. Our ADR continues to grow in a majority of our key markets as we focus on managing our customer mix and taking advantage of industry trends.
          Many factors contributed to the 200 basis point improvement in our Hotel EBITDA margin for the quarter, including our improved RevPAR performance, changes in our asset management approach and our repositioning plan.
          We paid a common dividend of $0.20 per share for the third quarter of 2006 and are increasing the common dividend to $0.25 per share effective the fourth quarter.
          “Our asset sale program continues to progress better than expected in terms of both pricing and timing. Our renovation and redevelopment program is on track. Our operating results continue to show the effects of these programs, combined with our new asset management approach as margins and ADR continue to be very healthy,” said Richard A. Smith, FelCor’s President and Chief Executive Officer. “As a result of the continued improvement in operating performance, we are pleased to once again raise our common dividend. Despite some near term negative effects from the renovation program, we are positioning ourselves for superior growth in the industry.”
Capital Structure:
          At September 30, 2006, we had $1.4 billion of consolidated debt outstanding with a weighted average life of five years, compared to $1.7 billion outstanding at September 30, 2005. Our cash and cash equivalents totaled approximately $133 million at September 30, 2006.
          On October 31, 2006, we sold $215 million of senior secured floating rate notes. These notes bear interest at LIBOR plus 1.875 percent and mature in 2011. We are finalizing a $250 million mortgage facility at LIBOR plus 0.93 percent, which we expect to close by mid-November 2006.
          Proceeds from these two financings along with cash from hotel sales have been or will be used to: (i) redeem our $290 million senior floating rate notes due 2011 and $125 million 7.625 percent senior notes due 2007, for which we have initiated cash tender offers; and (ii) repay $129 million of existing mortgage indebtedness.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

     “We continue to review our capital structure to find ways to reduce our cost of capital and maintain a flexible balance sheet. These two financings help us achieve these goals as we reduce our weighted average cost of debt by approximately 50 basis points. We took advantage of historically low interest rates in the debt market while not securing any additional hotels,” said Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer. “Following completion of the pending and recent transactions, we will have substantially completed the $400 million debt reduction program resulting in a debt to EBITDA ratio below 5 times. Our next significant debt maturity will not be until 2009.”
Hotel Disposition Update:
     During the nine months ended September 30, 2006, we sold 20 non-strategic hotels for gross proceeds of $341 million. We currently have 22 non-strategic hotels remaining to sell of which we have 15 hotels under some form of contract to sell. We are on target to substantially complete our disposition program in early 2007.
     We expect total gross proceeds for the remaining 22 non-strategic hotels to be between $350 and $375 million. The expected proceeds are greater than our previous expectations for the hotel sales.
Renovation Program Update:
     Improvements and additions to our consolidated hotels for the third quarter were $38.2 million and $108.8 million for the nine months ended September 30, 2006. Hotel capital expenditures, including our pro rata share of joint ventures, totaled $40.4 million for the quarter and $116.8 million for the nine months. We plan to complete renovations at 12 of our hotels by the end of 2006. We expect hotel capital expenditures of approximately $175 million for the full year.
     Our Royale Palms condominium project in Myrtle Beach, South Carolina, is more than 50 percent complete and scheduled to be completed in the third quarter 2007. At September 30, the balance on the construction loan was $47.8 million. We have pre sold approximately 98 percent of these condominiums. We currently expect to earn net income of approximately $16 million at the completion of the project, and we expect that between 50 and 60 percent of the condominium units will enter our rental program, which will result in additional continuing income.
2006 Guidance:
     We are leaving our fourth quarter operating assumptions unchanged, which are based on continued strong demand from transient and group business. Based on third quarter results and the sale of eight hotels in the third quarter; we currently anticipate the full year 2006 to be as follows:
•	Adjusted EBITDA to be between $289 and $292 million for the full year;

•	Adjusted FFO per share to be between $1.94 and $1.98 for the full year;

•	Hotel EBITDA margin to increase approximately 175 basis points for the year; and

•	RevPAR to increase approximately 8 percent with the majority of the increase attributable to gains in ADR.
     There are no further asset sales assumed in our guidance. We will adjust our forward guidance as asset sales occur. Consequently, we are assuming no further debt reduction, beyond what has been disclosed.
     EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 8 for a reconciliation of each of these measures to our net
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

income and for information regarding the use, limitations and importance of these non-GAAP financial measures.
     We have published our Third Quarter and Nine Months Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and nine months ended September 30, 2006. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.
     FelCor is one of the nation’s largest hotel REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 104 consolidated hotels, located in 27 states and Canada. FelCor’s portfolio includes 65 upper upscale, all-suite hotels, and FelCor is the largest owner of Embassy Suites Hotels and Doubletree Guest Suites hotels. FelCor’s hotels are flagged under global brands such as Embassy Suites Hotels, Doubletree®, Hilton®, Sheraton®, Westin®, and Holiday Inn®. FelCor has a current market capitalization of approximately $3.2 billion. Additional information can be found on the Company’s Web site at www.felcor.com.
     We invite you to listen to our Third Quarter 2006 Conference Call on Tuesday, November 7, 2006, at 10:00 a.m. (Central Time). The conference call will be Web cast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Tuesday, November 7, 2006, at 12:00 p.m. (Central Time), through Thursday, November 30, 2006, at 7:00 p.m. (Central Time), by dialing 800-642-1687 (conference ID# 8553990). A recording of the call also will be archived and available at www.felcor.com.
     With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of additional major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.
Contact:
Stephen A. Schafer, Vice President of Investor (972) 444-4912 sschafer@felcor.com
Relations L. Hildebrand, Vice President of Communications (972) 444-4917 mhildebrand@felcor.com
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Hotel operating revenue:
Room	$235,909	$221,524	$713,536	$646,630
Food and beverage	34,036	32,169	108,947	102,553
Other operating departments	14,586	14,168	43,609	40,646
Retail space rental and other revenue	211	1,632	501	1,908

Total revenues	284,742	269,493	866,593	791,737

Expenses:
Hotel departmental expenses:
Room	59,285	57,227	176,602	164,306
Food and beverage	26,876	26,147	84,584	80,416
Other operating departments	6,784	6,872	20,422	19,580
Other property related costs	79,862	76,691	237,408	223,875
Management and franchise fees	14,302	13,702	45,642	40,088
Taxes, insurance and lease expense	31,228	29,388	91,592	86,867
Corporate expenses	7,164	4,839	18,530	14,108
Impairment loss	5,874	—	15,142	—
Depreciation	27,154	25,487	79,729	75,108

Total operating expenses	258,529	240,353	769,651	704,348

Operating income	26,213	29,140	96,942	87,389
Interest expense, net	(28,273)	(32,053)	(87,585)	(95,528)
Hurricane loss	—	(2,309)	—	(2,309)
Charge-off of deferred financing costs	—	—	(962)	—
Early extinguishment of debt	—	—	(438)	—

Income (loss) before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(2,060)	(5,222)	7,957	(10,448)
Equity in income from unconsolidated entities	3,948	3,260	9,708	8,229
Minority interests	110	1,015	1,926	2,263
Gain (loss) on sale of assets	(92)	80	(92)	469

Income (loss) from continuing operations	1,906	(867)	19,499	513
Discontinued operations	18,156	12,125	20,560	13,082

Net income	20,062	11,258	40,059	13,595
Preferred dividends	(9,665)	(9,829)	(29,022)	(29,729)
Issuance costs of redeemed preferred stock	—	(1,324)	—	(6,522)

Net income (loss) applicable to common stockholders	$10,397	$105	$11,037	$(22,656)

Basic and diluted per common share data:
Net income (loss) from continuing operations	$(0.13)	$(0.20)	$(0.16)	$(0.60)

Net income (loss)	$0.17	$0.00	$0.18	$(0.38)

Basic and diluted weighted average common shares outstanding	61,148	59,442	60,441	59,398

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Discontinued Operations
(in thousands)
     Included in discontinued operations are the results of operations of one hotel held for sale at September 30, 2006, eight hotels disposed of in the third quarter of 2006, four hotels disposed of in the second quarter of 2006, eight hotels disposed of in the first quarter of 2006 and 19 hotels disposed of in 2005. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Operating revenue	$12,858	$49,984	$63,769	$162,736
Operating expenses	11,584	48,423	56,956	156,556

Operating income	1,274	1,561	6,813	6,180
Direct interest costs, net	(59)	(1,120)	(207)	(4,395)
Gain on sale of depreciable assets	19,345	9,450	16,483	9,235
Gain on sale of land	—	317	—	317
Income tax arising from disposals	(1,735)	—	(1,735)	—
Debt extinguishment gain (loss)	(216)	2,538	(216)	2,538
Minority interests	(453)	(621)	(578)	(793)

Income from discontinued operations	18,156	12,125	20,560	13,082
Depreciation	592	4,994	3,415	16,589
Minority interest in FelCor LP	397	557	334	601
Interest expense	60	1,116	201	4,388

EBITDA from discontinued operations	19,205	18,792	24,510	34,660
Gain on sale of assets, before income tax	(19,345)	(9,450)	(16,483)	(9,235)
Income tax arising from disposals	1,735	—	1,735	—
Impairment loss	—	569	—	1,860
Debt extinguishment loss (gain)	216	(2,538)	216	(2,538)
Asset disposition costs	—	—	—	1,300

Adjusted EBITDA from discontinued operations	$1,811	$7,373	$9,978	$26,047

Selected Balance Sheet Data
(in thousands)

	September 30,	December 31,
	2006	2005
Investment in hotels	$2,978,283	$3,341,881
Accumulated depreciation	(707,027)	(754,502)

Investments in hotels, net of accumulated depreciation	$2,271,256	$2,587,379

Total cash and cash equivalents	$133,054	$94,564

Total assets	$2,691,529	$2,919,093

Total debt	$1,448,075	$1,675,280

Total stockholders’ equity	$1,029,025	$1,031,793

     At September 30, 2006, we had an aggregate of 62,035,622 shares of FelCor common stock and 1,355,016 units of FelCor LP limited partnership interest outstanding.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Debt Summary
(dollars in thousands)

	Encumbered	Interest Rate at	Maturity	Consolidated
	Hotels	September 30, 2006	Date	Debt
Promissory note	none	LIBOR (L) + 2.00	June 2016	$ 650
Line of credit(a)	none	L + 1.75	January 2009	—
Senior unsecured term notes	none	7.63	October 2007	124,056	*
Senior unsecured term notes	none	8.50	June 2011	298,849
Senior unsecured term notes	none	L + 4.25	June 2011	190,000	*
Senior unsecured term notes(b)	none	7.80	June 2011	100,000	*

Total unsecured debt				713,555

Mortgage debt	8 hotels	6.56	July 2009 - 2014	98,027
Mortgage debt(c)	8 hotels	L + 1.25	May 2007	88,265	*
Mortgage debt	7 hotels	7.32	March 2009	125,083
Mortgage debt	4 hotels	7.55	June 2009	40,673	*
Mortgage debt	8 hotels	8.70	May 2010	170,266
Mortgage debt	7 hotels	8.73	May 2010	131,337
Mortgage debt	1 hotel	L + 2.85	August 2008	15,500
Mortgage debt	1 hotel	5.81	July 2016	12,917
Other	1 hotel	9.17	August 2011	4,644
Construction loan(d)	—	L + 2.00	August 2007	47,808

Total secured debt	45 hotels			734,520

				$ 1,448,075

*Debt to be redeemed or paid off in fourth quarter 2006	$542,994
Debt issued in fourth quarter 2006	$465,000
(a)	We have a borrowing capacity of $125 million on our line of credit. The interest on this line can range from 175 to 225 basis points over LIBOR based on our leverage ratio as defined in our line of credit agreement.

(b)	We have swapped this $100 million of floating rate debt of L + 4.25 percent for a fixed rate of 7.80 percent. This interest rate swap expires in December 2007.

(c)	This debt has a one-year extension option, subject to certain contingencies.

(d)	We have a $69.8 million recourse construction loan facility for the development of a 184-unit condominium project in Myrtle Beach, South Carolina. The interest on this facility is being capitalized as part of the cost of the project.

Weighted average interest at September 30, 2006	8.13%
Fixed interest rate debt to total debt	76.4%
Weighted average maturity of debt	5 years
Secured debt to total assets	27.3%
Preferred Stock
(dollars in thousands)

Liquidation Value at
September 30, 2006
Series A $1.95 Cumulative Convertible Preferred Stock	$322,011

Series C 8% Cumulative Redeemable Preferred Stock	$169,950

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Non-GAAP Financial Measures
     We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.
Reconciliation of Net Income to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended September 30,
	2006			2005
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income	$20,062			$11,258
Preferred dividends	(9,665)			(9,829)
Issuance costs of redeemed preferred stock	—			(1,324)

Net income applicable to common stockholders	10,397	61,148	$0.17	105	59,442	$—
Depreciation, continuing operations	27,154	—	0.44	25,487	—	0.43
Depreciation, unconsolidated entities and discontinued operations	3,539	—	0.06	7,557	—	0.13
Gain on sale of depreciable assets, before income tax	(19,345)	—	(0.32)	(9,449)	—	(0.16)
Income tax arising from disposals	1,735	—	0.03	—	—	—
Minority interest in FelCor LP	227	1,355	—	5	2,773	(0.02)
Conversion of options and unvested restricted stock	—	414	—	—	620	—

FFO	23,707	62,917	0.38	23,705	62,835	0.38
Issuance costs of redeemed preferred stock	—	—	—	1,324	—	0.02
Impairment loss, continuing operations	5,874	—	0.09	—	—	—
Impairment loss, discontinued operations	—	—	—	569	—	0.01
Debt extinguishment loss (gain)	216	—	—	(2,538)	—	(0.04)

Adjusted FFO	$29,797	62,917	$0.47	$23,060	62,835	$0.37

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Reconciliation of Net Income to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Nine Months Ended September 30,
	2006			2005
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net income	$40,059			$13,595
Preferred dividends	(29,022)			(29,729)
Issuance costs of redeemed preferred stock	—			(6,522)

Net income (loss) applicable to common stockholders	11,037	60,441	$0.18	(22,656)	59,398	$(0.38)
Depreciation, continuing operations	79,729	—	1.32	75,108	—	1.26
Depreciation, unconsolidated entities and discontinued operations	11,745	—	0.19	23,788	—	0.40
Gain on sale of depreciable assets, before income tax	(16,483)	—	(0.27)	(9,624)	—	(0.16)
Income tax arising from disposals	1,735	—	0.03	—	—	—
Minority interest in FelCor LP	251	2,035	(0.05)	(1,055)	2,783	(0.07)
Conversion of options and unvested restricted stock	—	356	—	—	543	—

FFO	88,014	62,832	1.40	65,561	62,724	1.05
Issuance costs of redeemed preferred stock	—	—	—	6,522	—	0.10
Impairment loss, continuing operations	15,142	—	0.24	—	—	—
Impairment loss, discontinued operations	—	—	—	1,860	—	0.03
Minority interest share of impairment loss	(927)	—	(0.02)	—	—	—
Debt extinguishment loss (gain)	1,686	—	0.03	(2,538)	—	(0.04)
Asset disposition costs	—	—	—	1,300	—	0.02

Adjusted FFO	$103,915	62,832	$1.65	$72,705	62,724	$1.16

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$20,062	$11,258	$40,059	$13,595
Depreciation, continuing operations	27,154	25,487	79,729	75,108
Depreciation, unconsolidated entities and discontinued operations	3,539	7,557	11,745	23,788
Minority interest in FelCor Lodging LP	227	5	251	(1,055)
Interest expense	29,171	33,240	90,131	98,149
Interest expense, unconsolidated entities and discontinued operations	1,444	2,799	4,793	9,512
Amortization expense	2,442	820	4,339	2,171

EBITDA	84,039	81,166	231,047	221,268
Gain on sale of depreciable assets, before income tax	(19,345)	(9,449)	(16,483)	(9,624)
Income tax arising from disposals	1,735	—	1,735	—
Impairment loss, continuing operations	5,874	—	15,142	—
Impairment loss, discontinued operations	—	569	—	1,860
Minority interest share of impairment loss	—	—	(927)	—
Debt extinguishment loss (gain)	216	(2,538)	1,686	(2,538)
Asset disposition costs	—	—	—	1,300

Adjusted EBITDA	72,519	69,748	232,200	212,266
Adjusted EBITDA from discontinued operations	(1,811)	(7,373)	(9,978)	(26,047)

Same-Store EBITDA	$70,708	$62,375	$222,222	$186,219

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Adjusted EBITDA	$72,519	$69,748	$232,200	$212,266
Retail space rental and other revenue	(211)	(1,632)	(501)	(1,908)
Adjusted EBITDA from discontinued operations	(1,811)	(7,373)	(9,978)	(26,047)
Equity in income from unconsolidated subsidiaries (excluding interest and depreciation expense)	(8,689)	(7,953)	(24,169)	(22,223)
Minority interest in other partnerships (excluding interest and depreciation expense)	468	(17)	554	1,066
Consolidated hotel lease expense	16,519	14,710	47,907	42,761
Unconsolidated taxes, insurance and lease expense	(1,663)	(1,596)	(4,688)	(4,649)
Interest income	(898)	(1,188)	(2,546)	(2,621)
Corporate expenses (excluding amortization expense)	4,724	4,020	14,190	11,935
Hurricane loss	—	2,309	—	2,309
Loss (gain) on sale of other assets	92	(80)	92	(80)

Hotel EBITDA	$81,050	$70,948	$253,061	$212,809

Reconciliation of Net Income to Hotel EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income	$20,062	$11,258	$40,059	$13,595
Discontinued operations	(18,156)	(12,125)	(20,560)	(13,082)
Equity in income from unconsolidated entities	(3,948)	(3,260)	(9,708)	(8,229)
Minority interests	(110)	(1,015)	(1,926)	(2,263)
Consolidated hotel lease expense	16,519	14,710	47,907	42,761
Unconsolidated taxes, insurance and lease expense	(1,663)	(1,596)	(4,688)	(4,649)
Interest expense, net	28,273	32,053	87,585	95,528
Charge-off of deferred financing costs	—	—	962	—
Impairment loss	5,874	—	15,142	—
Early extinguishment of debt	—	—	438	—
Corporate expenses	7,164	4,839	18,530	14,108
Hurricane loss	—	2,309	—	2,309
Depreciation	27,154	25,487	79,729	75,108
Gain (loss) on sale of assets	92	(80)	92	(469)
Retail space rental and other revenue	(211)	(1,632)	(501)	(1,908)

Hotel EBITDA	$81,050	$70,948	$253,061	$212,809

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Total revenue	$284,742	$269,493	$866,593	$791,737
Retail space rental and other revenue	(211)	(1,632)	(501)	(1,908)

Hotel operating revenue	284,531	267,861	866,092	789,829
Hotel operating expenses	(203,481)	(196,913)	(613,031)	(577,020)

Hotel EBITDA	$81,050	$70,948	$253,061	$212,809

Hotel EBITDA margin	28.5%	26.5%	29.2%	26.9%
Reconciliation of Ratio of Operating Income to Total Revenue to Hotel EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Ratio of operating income to total revenue	9.2%	10.8%	11.2%	11.0%
Retail space rental and other revenue	—	(0.6)	—	(0.2)
Unconsolidated taxes, insurance and lease expense	(0.6)	(0.6)	(0.5)	(0.6)
Consolidated hotel lease expense	5.8	5.5	5.5	5.4
Corporate expenses	2.5	1.8	2.1	1.8
Impairment loss	2.1	—	1.7	—
Depreciation	9.5	9.6	9.2	9.5

Hotel EBITDA margin	28.5%	26.5%	29.2%	26.9%

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$258,529	$240,353	$769,651	$704,348
Unconsolidated taxes, insurance and lease expense	1,663	1,596	4,688	4,649
Consolidated hotel lease expense	(16,519)	(14,710)	(47,907)	(42,761)
Corporate expenses	(7,164)	(4,839)	(18,530)	(14,108)
Impairment loss	(5,874)	—	(15,142)	—
Depreciation	(27,154)	(25,487)	(79,729)	(75,108)

Hotel operating expenses	$203,481	$196,913	$613,031	$577,020

Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$80,951	$81,525	$249,798	$241,461

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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

Reconciliation of Forecasted Net Income to Forecasted FFO, Adjusted FFO, EBITDA
and Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2006 Guidance
	Low Guidance		High Guidance
		Per Share		Per Share
	Dollars	Amount (a)	Dollars	Amount (a)
Net income (b)	$37		$40
Preferred dividends	(39)		(39)

Net income (loss) applicable to common stockholders	(2)	$(0.02)	1	$0.02
Gain on sale of assets	(15)		(15)
Depreciation	122		122

FFO	105	$1.68	108	$1.73
Write off loan costs	1		1
Impairment	14		14
Early extinguishment of debt	1		1

Adjusted FFO	$121	$1.94	$124	$1.98

Net income(b)	$37		$40
Depreciation	122		122
Interest expense	124		124
Amortization expense	5		5

EBITDA	288		291
Gain on sale of assets	(15)		(15)
Write off loan costs	1		1
Impairment	14		14
Early extinguishment of debt	1		1

Adjusted EBITDA	$289		$292

(a)	Weighted average shares are 60.1 million. Adding minority interest and unvested restricted stock of 2.6 million shares to weighted average shares, provides the weighted average shares and units of 62.7 million used to compute FFO per share.

(b)	Excludes future gains or losses from asset sales and debt extinguishment.
     Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

FFO and EBITDA
     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
     EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
     We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.
•	Gains and losses related to early extinguishment of debt and interest rate swaps – We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•	Impairment losses – We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

     In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
     To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses from the disposition of non-hotel related assets.
Hotel EBITDA and Hotel EBITDA Margin
     Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.
Limitations of Non-GAAP Measures
     The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
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FelCor Lodging Trust Third Quarter 2006 Operating Results
November 6, 2006

     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.
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